Exhibit 10.59

LOAN AGREEMENT

This Loan Agreement (the “Loan Agreement”) is made as of November 6, 2017, by and between JPF Venture Group, Inc. (the “Lender”) and Ocean Thermal Energy Corporation (the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower desires to obtain certain credit facilities, as set forth in this Loan Agreement, and the Lender is willing to provide such credit facilities on the terms and conditions set forth herein;

NOW, THEREFORE, the Lender and the Borrower, intending to be legally bound, hereby agree as follows:

1.      The Credit Facilities. The Lender agrees, pursuant to the terms and conditions of this Loan Agreement and the other Loan Documents (as defined below), to make a loan to the Borrower in the original principal amount of up to Two Million Dollars ($2,000,000) (the “Loan”), with the specific amount to be determined at its sole discretion of the Lender. The Loan shall be evidenced by a Note (the “Note”) and shall be made in accordance with and subject to the terms and conditions of this Loan Agreement, the Note and the other Loan Documents.

2.      The Loan Documents. The following documents and materials (together with this Loan Agreement and any other accessory documents executed in connection herewith, such documents and materials, as they may be amended, restated, renewed and extended, are collectively referred to herein as the “Loan Documents”) have been or will be executed in connection with the Loan:

a.      Note.

3.      Interest Rate. The Loan shall bear interest as set forth in the Note.

4.      Repayment. Repayment of the Loan shall be made as set forth in the Note, and pre-payment shall be permitted as therein specified.

5.      Use of Proceeds. The proceeds of the Loan shall be used to finance Sales, Marketing, Engineering, Legal, Consulting and Administrative Expenses associated with the Baha Mar, and/or other Projects/Activities, as well as Office & Staffing Expenses.

6.      Collateral. The Loan will be secured by a first lien security interest in all assets of Borrower now owned or hereafter acquired as more specifically set forth in the Security Agreement. The Loan shall be cross-collateralized and cross- defaulted with all other obligations due from Borrower to Lender.

7.      Expenses and Fees. The Borrower agrees to pay the Lender for all reasonable out-of-pocket expenses of every nature related to their respective credit facilities, including, but not limited to, attorneys' fees (not to exceed $5,000) and out-of-pocket expenses which the Lender may incur in connection with the execution or carrying out of this Loan Agreement and the other Loan Documents, or its rights hereunder and thereunder, and the Lender may pay any or all such expenses and add the amount thereof to the indebtedness secured or assured pursuant to the Loan Documents.

8.      Representations and Warranties. The Borrower, in order to induce the Lender to make the Loan, makes the following representations, warranties and promises:

a.      Good Standing. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation, with powers adequate to own its properties, and to carry on its business as presently conducted by it.

b.      Authority; Binding Agreement. The execution, delivery and performance of the Loan Documents are within the corporate power of the Borrower, have been duly authorized by the Borrower and are not in contravention of law or the terms of the Borrower’s Articles of Incorporation and By-Laws. The execution, delivery and performance of the Loan Documents does not and will not contravene any documents, agreements or undertakings to which the Borrower is a party or by which the Borrower is bound. No approval of any person, corporation, governmental body or other entity is a prerequisite to the execution, delivery, validity or enforceability and performance of the Loan Documents. When executed by the Borrower, the Loan Documents to which the Borrower is a party will constitute the legally binding obligations of the Borrower, enforceable in accordance with their terms except as the enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

c.      Financial Information. Subject to any limitation stated therein or in connection therewith, all balance sheets, earning statements, accounts receivable lists and aging schedules and other financial data which have been or shall be furnished to the Lender by the Borrower to induce the Lender to enter into this Loan Agreement or otherwise in connection herewith, do or will fairly represent the financial condition of the Borrower in all material respects, are accurate, complete and correct in all material respects insofar as completeness may be necessary to give the Lender a true and accurate knowledge of the subject matter as of the date hereof. There are no material liabilities, direct or indirect, fixed or contingent, of the Borrower as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of the Borrower since the date of said financial statements or since the respective dates on which the Borrower furnished the Lender with other financial data or other representations about their financial condition.

d.      Solvency. Any borrowings to be made by Borrower under this Loan Agreement do not and will not render Borrower insolvent. The Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws, or the liquidation of all or a major portion of its property, and the Borrower has no knowledge or any reason to know of any person contemplating the filing of any such petition against it.

9.      Covenants. The Borrower agrees with the Lender that during the term of this Agreement and the other Loan Documents, and any extensions, replacements or renewals thereof (except as otherwise agreed by the Lender in writing):

a.      Insurance. The Borrower shall maintain adequate fire and extended coverage insurance, with the Lender named as lender loss payee, as well as general liability, business interruption and other insurance policies as are customary. All such insurance:

i.           Shall be issued in such amounts and by such companies as are satisfactory to the Lender; and

ii.           Shall contain provisions providing for thirty (30) days' prior written notice to the Lender of any intended change or cancellation and providing that no such change or cancellation shall be effective as to the Lender in the absence of such notice.

b.      Notice of Default; Litigation. The Borrower shall notify the Lender in writing immediately upon becoming aware of any default hereunder, or of any actions, suits, investigations, or proceedings at law, in equity or before any governmental authority that may have a material adverse effect on such Borrower, pending or threatened, against or affecting the Borrower or any collateral securing the Loan or involving the validity or enforceability of the Loan Documents or the priority of the liens created thereunder.

c.      Financial Information. The Borrower shall furnish or cause to be furnished to the Lender (i) on an annual basis, federal income tax returns of the Borrower and annual financial statements of the Borrower, compiled by certified public accountants, within one hundred twenty (120) days after the end of each fiscal year; and (ii) on a fiscal quarter basis, internally-prepared interim financial statements of the Borrower in a form satisfactory to Lender within thirty (30) days of the close of each fiscal quarter.

d.      Expenses. The Borrower shall pay all costs and expenses (including, but not limited to, attorneys' fees) incidental to the Loan, to the preservation and priority of the Lender's liens and security interests under the Loan Documents and to the collection of all obligations pursuant to the Loan Documents.

e.      Deposit Relationship. The Borrower shall establish and maintain their primary deposit relationship with a bank reasonably acceptable to the Lender.

f.      Further Assurances. The Borrower shall execute such documents as the Lender may reasonably request relating to the Loan.

g.      Nature of Business. The Borrower shall not enter into any type of business other than that in which it is presently engaged, or otherwise significantly change the scope or nature of its business.

h.      Mergers, Etc. The Borrower shall not wind up, liquidate or dissolve, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person, or acquire all or substantially all of the assets or the business of any person, except as may occur in connection with the currently contemplated Memphis investment group.

i.      Sale of Assets, Etc. The Borrower shall not sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets, except: (1) inventory disposed of in the ordinary course of business; and (2) the sale or other disposition of assets no longer used or useful in the conduct of its business, except as may occur in connection with the currently contemplated Memphis investment group.

j.      Additional Borrowings. Borrower shall not create, incur, assume, or suffer to exist, any indebtedness, except: (i) borrowings pursuant to this Agreement; (ii) unsecured trade credit incurred in the ordinary course of business which are paid in a timely manner; (iii) other obligations to the Lender; and (iv) borrowings used to prepay in full the Borrower’s obligations under the Loan Documents.

k.      Guaranties, Etc. The Borrower shall not assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any person against loss) for obligations of any person, except (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) guaranties in favor of the Lender.

l.      Liens, Etc. Borrower shall not create, incur, assume or suffer to exist, any mortgage, security interest, pledge, lien, charge or other encumbrance of any nature whatsoever on any of their respective assets, now or hereafter owned, other than (i) liens in favor of the Lender; (ii) liens under workmen's compensation, unemployment insurance and social security or similar laws; and (iii) liens imposed by law, such as carriers, warehousemen's or mechanic's liens, incurred in good faith in the ordinary course of business which are not past due for more than thirty (30) days (other than to the extent a longer period is permitted by their creditors in the ordinary course of business) or which are being contested in good faith by appropriate proceedings, a stay of execution having been served.

m.           Loan and Advances. The Borrower shall not make any additional loans or advances to any individual, firm or corporation.

10.           Conditions Precedent. The obligation of the Lender to make the Loan is subject to the satisfaction by the Borrower of the following conditions precedent:

a.      The Borrower’s representations and warranties as contained herein shall be accurate and complete as of the date of closing;

b.      The Borrower shall not be in default under any of the covenants contained herein as of the date of closing;

c.      The Borrower shall have executed and delivered all of the Loan Documents to which they are parties;

d.      The Borrower shall have delivered to the Lender all of the documents (fully executed) and materials and satisfied all of the requirements reasonably requested by Lender to evidence the obligations of Borrower with respect to the Loan in such form and substance as may be reasonably acceptable to the Lender.

e.      The Borrower shall have paid all costs incurred in connection with the closing of the Loan, including without limitation, the attorneys' fees of the Lender's counsel (up to a maximum of $5,000) and all filing fees. To the extent that such costs are not paid at closing, the Borrower hereby authorizes the Lender to pay the same from the proceeds of the Loan; and

f.      The Borrower shall provide the Lender with written confirmation that there are no known disputes or pending actions between such Borrower and the Internal Revenue Service.

g.      The Borrower shall furnish the Lender with such other documents, opinions, certificates, evidence and other matters as may be requested by the Lender at or prior to closing.

11.           Events of Default; Acceleration; Remedies. The occurrence of any one or more of the following events shall constitute a default (an “Event of Default”) under this Agreement:

a.      If any statement, representation or warranty made by the Borrower in the Loan Documents, in connection therewith or any financial statement, report, schedule, or certificate furnished to the Lender by the Borrower, any of its representatives, employees or accountants during the term of this Agreement shall prove to have been false or misleading when made, or subsequently becomes false or misleading, in any material respect;

b.      Default by the Borrower in payment within five (5) days of the due date of any principal or interest or other amounts called for under the Loan Documents;

c.      Default by the Borrower in the performance or observance of any of its respective obligations under the provisions, terms, conditions, warranties or covenants of the Loan Documents and such failure shall continue for a period of thirty (30) days or more following receipt of written notice thereof from the Lender.

d.      The occurrence of an event of default not cured within any applicable remedy period, under any obligations of the Borrower to the Lender other than under the Loan Documents, whether created prior to, concurrent with, or subsequent to obligations arising out of the Loan Documents;

e.      The occurrence of an event of default not cured within any applicable remedy period, under any other obligation of the Borrower in an aggregate amount of Ten Thousand Dollars ($10,000.00) or more, for borrowed money or under any lease;

f.      The dissolution, termination of existence, merger or consolidation of the Borrower, or a sale of all or substantially all of the assets of the Borrower out of the ordinary course of business, except as may occur in connection with the currently contemplated Memphis investment group;

g.      A change in the beneficial ownership of fifty percent (50%) or more (in the aggregate) of the issued and outstanding voting capital stock of the Borrower from the ownership on the date of this Loan Agreement, whether through transfer, issuance of stock or membership interests or otherwise.

h.      The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of any of their or its property, (ii) admit in writing their or its inability to pay their or its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization to take advantage of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it or he in any proceeding under any such law or (vi) offer or enter into any compromise, extension or arrangement seeking relief or extension of their or its debts;

i.      In the event that proceedings shall be commenced or an order, judgment or decree shall be entered against the Borrower, without the application, approval or consent of such Borrower (as the case may be) in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization or the appointment of a receiver, trustee or liquidator of such Borrower of all or a substantial part of their or its assets, and such proceedings, order, judgment or decree shall continue undischarged or unstayed for a period of 90 days;

j.      A final and unappealable judgment for the payment of money in excess of Ten Thousand Dollars ($10,000.00) shall be rendered against the Borrower and the same shall remain undischarged for a period of 60 days, during which period execution shall not be effectively stayed; or

Upon the occurrence of any Event of Default, automatically upon an Event of Default under subsection (h) or (i) of this Section or otherwise at the election of the Lender, (i) all of the obligations of the Borrower to the Lender, either under this Loan Agreement or otherwise, will immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived; (ii) the Lender may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the Borrower and may proceed to liquidate and realize upon any of its collateral in accordance with the rights of a mortgagee or a secured party under the Uniform Commercial Code, any other applicable law, any Loan Document, any agreement between the Borrowers and the Lender; and/or (iii) the Lender's commitment to make further loans under this Agreement or any other agreement with either of the Borrowers will immediately cease and terminate.

12.           General Provisions. The Lender and the Borrowers agree as follows with respect to the Loan Documents:

a.      Waivers.

i.           The Borrowers hereby waive, to the fullest extent permitted by law, presentment, notice, protest and all other demands and notices of any description and assent (1) to any extension of the time of payment or any other indulgence, (2) to any substitution, exchange or release of collateral, and (3) to the release of any other person primarily or secondarily liable for the obligations evidenced hereby.

ii.           No delay or omission on the part of the Lender in exercising any right, privilege or remedy hereunder shall operate as a waiver of such right, privilege or remedy or of any other right, privilege or remedy under the Loan Documents. No waiver of any right, privilege or remedy or any amendment to the Loan Documents shall be effective unless made in writing and signed by the Lender. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right, privilege and/or remedy on any future occasion. No single or partial exercise of any power hereunder shall preclude other or future exercise thereof or the exercise of any other right. The acceptance by the Lender of any payment after any default under the Loan Documents shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the Lender hereof under the Loan Documents.

b.      Binding Agreement. The Loan Documents shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns;

c.      Entire Agreement and Amendment. The Loan Documents constitute the entire agreement between the Lender and the Borrowers with respect to the Loan and shall not be changed in any respect except by written instrument signed by the parties thereto;

d.      Governing Law. The Loan Documents and all rights and obligations thereunder, including matters of construction, validity, and performance, shall be governed by the laws of the Commonwealth of Pennsylvania;

e.      Severability. If any term, condition, or provision of the Loan Documents or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable according to law, then the remaining terms, conditions, and provisions of the Loan Documents, or the application of any such invalid or unenforceable term, condition or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition, and provision of the Loan Documents shall be valid and enforced to the fullest extent permitted by law;

f.      Notice. Any demand or notice required or permitted under the Loan Documents shall be effective if either: (i) hand-delivered to the addressee, or (ii) deposited in the mail, registered or certified, return receipt requested and postage prepaid, or delivered to a private express company addressed to the addressee: (A) at the address shown below, or (B) if such party has provided the other in writing with a change of address, at the last address so provided. Any notice or demand mailed as provided in this paragraph shall be deemed given and received on the earlier of: (i) the date received; (ii) or the date of delivery, refusal or non-delivery as indicated on the return receipt, if sent by mail or private express as provided above.

Borrowers:	Lender:
Ocean Thermal Energy Corporation OCEES International, Inc. 800 South Queen Street Lancaster, PA 17603 With a copy to: Gerald Koenig 8220 Crestwood Heights Drive, #1105 McLean VA 22102	JPF Venture Group, Inc. 800 South Queen Street Lancaster, PA 17603 With copy to: Jeremy P. Feakins 1200 West Penn Grant Road Lancaster, PA 17603

g.      Conflict Among Loan Documents. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant and condition or restriction which grants the greater benefit upon the Lender shall control. The determination as to which term, covenant, condition or restriction is the more beneficial shall be made by the Lender in its sole discretion.

h.      Costs of Collection. The Borrowers agree to pay on demand all reasonable out-of-pocket costs of collection under the Loan Documents, including reasonable attorneys' fees, whether or not any foreclosure or other action is instituted by the Lender in its discretion.

i.      Set-Off, Etc. As additional collateral, the Borrowers grant (1) a security interest in, or pledges, assigns and delivers, to the Lender, as appropriate, all deposits, credits and other property now or hereafter due from the Lender to the Borrowers and (2) the right to set-off and apply (and a security interest in said right), from time to time hereafter and without demand or notice of any nature, all, or any portion, of such deposits, credits and other property, against the indebtedness evidenced by any of the Notes, whether the other collateral, if any, is deemed adequate or not.

j.      Rights Cumulative. All rights and remedies of the Lender, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently, and the Lender shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of Pennsylvania. Except as otherwise provided by law, the Lender shall have no duty as to the collection or protection of the collateral or of any income thereon, or as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrowers and the Lender have executed this Loan Agreement as of the date indicated above.

OCEAN THERMAL ENERGY CORPORATION

By:/s/ Gerald Koenig
Name: Gerald Koenig
Title: General Counsel

JPF VENTURE GROUP, INC.

By:/s/ Edward Baer
Name: Edward Baer
Title: Partner & CFO

PROMISSORY NOTE

$2,000,000	Lancaster, PA	November 6, 2017

FOR VALUE RECEIVED, the undersigned, OCEAN THERMAL ENERGY CORPORATION., a Delaware corporation (“Maker”), whose mailing address and principal office is 800 South Queen Street, Lancaster, PA 17603, USA, hereby promises to pay to JPF VENTURE GROUP, INC., a Delaware corporation (“Payee”), whose mailing address is 800 South Queen Street, Lancaster, PA 17603, up to the principal sum of TWO MILLION DOLLARS AND NO CENTS ($2,000,000), as represented by advances from time to time, in lawful money of the United States of America for payment of private debts, together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 360 days) on the unpaid principal balance from time to time outstanding at a rate, except as otherwise provided in this Note, of Ten percent (10%) per annum.

1.           Payments. All unpaid principal and all accrued and unpaid interest shall be due and payable at the earliest of A) resolution of the Memphis litigation; B) June 30, 2018; or, C) when Maker is otherwise able to pay.

2.           Time and Place of Payment. If any payment falls due on a day that is considered a legal holiday in the state of Delaware, Maker shall be entitled to delay such payment until the next succeeding regular business day, but interest shall continue to accrue until the payment is in fact made. Each payment or prepayment hereon must be paid at the office of Payee set forth above or at such other place as the Payee or other holder hereof may, from time to time, designate in writing.

3.           Prepayment. Maker reserves the right and privilege of prepaying this Note in whole or in part, at any time or from time to time, upon 30 days’ written notice, without premium, charge, or penalty. Prepayments on this Note shall be applied first to accrued and unpaid interest to the date of such prepayment, next to expenses for which Payee is due to be reimbursed under the terms of this Note, and then to the unpaid principal balance hereof

4.
Default.

(a)           Without notice or demand (which are hereby waived), the entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable at Payee’s option upon the occurrence of one or more of the following events of default (“Events of Default”):

(i)           the failure or refusal of Maker to pay principal or interest on this Note within 10 days of when the same becomes due in accordance with the terms hereof;

(ii)           the failure or refusal of Maker punctually and properly to perform, observe, and comply with any covenant or agreement contained herein, and such failure or refusal continues for a period of 30 days after Maker has (or, with the exercise of reasonable investigation, should have) notice hereof;

(iii)           Maker shall: (1) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter); or (2) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Payee granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). “Debtor Relief Law” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally. “Rights” means rights, remedies, powers, and privileges. “Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal. “Tribunal” means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing;

(iv)           the failure to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding against any of the assets of Maker, or the loss, theft, or destruction of, or occurrence of substantial damage to, a material part of the assets of Maker, except to the extent adequately covered by insurance; and

(v)           Maker fails to pay any money judgment against it at least 10 days prior to the date on which any of Maker’s assets may be lawfully sold to satisfy such judgment.

(b)           If any one or more of the Events of Default specified above shall have happened, Payee may, at its option: (i) declare the entire unpaid balance of principal and accrued interest on this Note to be immediately due and payable without notice or demand; (ii) offset against this Note any sum or sums owed by Payee to Maker; (iii) reduce any claim to judgment; (iv) foreclose all liens and security interests securing payment thereof or any part thereof; and (v) proceed to protect and enforce its rights by suit in equity, action of law, or other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, in aid of the exercise granted by this Note of any right, or to enforce any other legal or equitable right or remedy of Payee.

5.           Cumulative Rights. No delay on Payee’s part in the exercise of any power or right, or single partial exercise of any such power or right, under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof. Enforcement by Payee of any security for the payment hereof shall not constitute any election by it of remedies, so as to preclude the exercise of any other remedy available to it.

6.           Collection Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership, or other court proceedings, Maker agrees to pay all costs of collection, including Payee’s court costs and reasonable attorney’s fees.

7.           Waiver. Maker, and each surety, endorser, guarantor, and other party liable for the payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, and notice of protest and nonpayment, or other notice of default, except as specified herein, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, indulgences, partial payment, release, or change in any security for the payment of this Note, before or after maturity, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

8.           Notices. Any notice, demand, request, or other communication permitted or required under this Note shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed to Maker at its address on the first page.

9.           Successor and Assigns. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that neither Maker nor Payee may, without the prior written consent of the other, assign any rights, powers, duties, or obligations under this Note.

10.           Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

11.           Applicable Law. This Note is being executed and delivered, and is intended to be performed, in the state of Delaware, and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of this Note, except insofar as federal laws shall have application.

12.          Security. This Note is unsecured.

EXECUTED effective the year and date first above written.

OCEAN THERMAL ENERGY CORPORATION.

By: /s/ Gerald S. Koenig

  Gerald S. Koenig, General Counsel